Exhibit 10.29

CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Confidential Separation Agreement and General Release of All Claims (“Separation Agreement”) is made by and between Equillium, Inc. (“Company”) and Dolca Thomas (“Employee”). The Company and Employee may also be referred to in this Separation Agreement as a Party and collectively as “the Parties.”

A.
WHEREAS, Employee is currently employed by Company as Chief Medical Officer and Executive Vice President of Research and Development pursuant to a letter agreement (“Offer Letter”) dated December 13, 2020; and
B.
WHEREAS, Employee resigned from her employment with the Company on February 11, 2022, effective February 25, 2022.
C.
WHEREAS, the Parties desire to settle all claims and issues that have, or could have been raised, in relation to Employee’s employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Employee and Company to date, including, but not limited to, Employee’s employment with Company or the termination of that employment, on the terms set forth below.

NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.
Separation Date. Employee’s employment with Company will conclude on February 25, 2022 (“Separation Date”). Employee will receive her final paycheck on the Separation Date. Employee will not be expected in the interim period between the date of execution of this Separation Agreement and the Separation Date to perform any functions or duties other than of a transitory nature.
2.
Separation Payments. Company agrees to provide Employee with the following payments (“Separation Payments”) in the amount of $169,727.44, which shall be paid on or before the Separation Date regardless of whether this Agreement becomes effective as delineated in Section 14.2.
2.1
Payment of salary earned but unpaid from the last pay period through the Separation Date, totaling approximately $18,908.85;
2.2
Payment of a discretionary bonus for calendar year 2021 in the amount of $146,251.28;
2.3
Refund of ESPP balance as of today in the amount of $4,567.31.

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3.
Separation Benefits. In addition to the Separation Payments set forth above, Company agrees to provide Employee with the following payments and benefits (“Separation Benefits”) to which it contends Employee is not otherwise entitled. Employee acknowledges and agrees that these Separation Benefits constitute adequate legal consideration for the promises and representations made by Employee in this Separation Agreement and for the general release given by Employee. All Separation Benefits described in this Section 3 are contingent upon Employee’s execution of this Separation Agreement and Employee’s re-execution of the general release contained herein, contained in the attached Addendum to Separation Agreement, on the Effective Date.

3.1 Company agrees to provide Employee with separation payments in the gross amount of $276,573.39 (excluding COBRA benefits), less all required federal and state income and employment taxes and withholdings. The Separation Benefits will be paid within two (2) business days of the Effective Date as set forth in Paragraph 14.2 below.

3.1.1 Payment of a prorated 2022 discretionary bonus (assuming 100% achievement of goals) through February 25, 2022 in the amount of $30,758.39;

3.1.2 A severance payment in the amount of $245,815.00, which represents six (6) months of Employee’s base salary;

3.1.3 Continuation of Group Health Benefits. Company agrees to pay the premiums required to continue Employee’s and Employee’s dependents’ group health care coverage through August 30, 2022, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA"), provided that Employee timely elects to continue and remains eligible for these benefits under COBRA and does not become eligible for health coverage through another employer during this period; and

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4.
Disclosures Regarding Employee Separation. Company agrees that in response to any inquiry to Company’s Human Resources Department, Company will provide a neutral reference limited to Employee’s dates of employment and position held.
5.
General Releases.
1.1
Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, including but not limited to Equillium AUS Pty Ltd. and with respect to each entity, all of its past and present employees, officers, directors, shareholders, agents, successors and assigns (collectively, “Employee Released Parties”) from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including but not limited to Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any local, state, or federal tort, contract, whistleblower, discrimination, harassment, retaliation, common law, constitutional or other statutory claims, including but not limited to alleged violations of the California Labor Code, California Industrial Welfare Commission wage orders, California Business and Professions Code, California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Genetic Information Nondiscrimination Act, and the Age Discrimination in Employment Act of 1967, as amended, any claims for wrongful termination and/or violation of public policy, any claims for breach of fiduciary duty, any claims for violation of Company and/or the Released Parties’ bylaws, policies, procedures or other governing documents, and any and all claims for attorneys’ fees, costs and expenses. This release shall not affect or modify Employee’s rights to indemnification from the Company, if any, that may arise under her Offer Letter or statutory or common law as to any acts or omissions of Employee, during her employment and within the course and scope of that employment.
2.1
Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Separation Agreement and agrees, nonetheless, that this Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

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2.2
Employee declares and represents that Employee intends this Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Employee Released Parties, to the fullest extent permitted by law. Employee understands and agrees that a condition of Employee’s receipt of the Separation Benefits is that Employee shall re-execute these general release provisions (5.1 through 5.4) on the Effective Date.
2.3
This General Release is not intended to bar any claims that, by law, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, statutory indemnity, and any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, if applicable. This General Release does not prevent Employee from contacting, providing information to, or filing a charge with any federal, state or local government agency or commission, including but not limited to the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or the National Labor Relations Board (“NLRB”). Employee is prevented, however, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the claims Employee has released in this Paragraph 2 and its subparts with regard to any charge or claim Employee may file or which may be filed or otherwise brought on Employee’s behalf. Nothing in this Agreement is intended to or shall be interpreted to restrict or otherwise interfere with: (i) Employee’s obligation to testify truthfully in any forum; or (ii) Employee’s right and/or obligation to contact, cooperate with, provide information to, or participate in any investigation conducted by, any government agency or commission (including but not limited to the EEOC, SEC or NLRB).
2.4
The Company, including but not limited to Equillium AUS Pty Ltd., and with respect to each entity, all of its past and present employees, officers, directors, shareholders, agents, successors and assigns (collectively, “Company Released Parties”), unconditionally, irrevocably and absolutely release and discharge Employee from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including but not limited to Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any local, state, or federal tort, contract, common law, constitutional or other statutory claims, including but not limited to alleged violations of the California Business and Professions Code, any claims for breach of contract and/or violation of public policy, any claims for breach of fiduciary duty, any claims for violation of

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Company bylaws, policies, procedures or other governing documents, and any and all claims for attorneys’ fees, costs and expenses.
2.5
The Company acknowledges that it may discover facts or law different from, or in addition to, the facts or law that the Company knows or believes to be true with respect to the claims released in this Separation Agreement and agrees, nonetheless, that this Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.
2.6
The Company declares and represents that it intends this Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. The Company executes this release with the full knowledge that this release covers all possible claims against the Company Released Parties, to the fullest extent permitted by law
3.
California Civil Code Section 1542 Waiver. The Parties expressly acknowledge and agree that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

4.
Representation Concerning Filing of Legal Actions. The Parties represent that, as of the date of this Separation Agreement, neither Party has filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the other Party or against any Employee Released Parties or Company Released Parties in any court or with any governmental agency.
5.
Non-Disparagement. The Parties represent that as of the date of execution of this Separation, neither of them has, and that in the future, neither of them will make any voluntary statements, written, oral or electronic or cause or encourage others to make any such statements intended to defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the other party or any of the other Employee Released Parties or Company Released Parties.
6.
Confidentiality and Return of Company Property. Employee understands and agrees that as a condition of receiving the Separation Benefits in paragraph 2, all Company property must be returned to Company on or before the Separation Date. By signing this Separation Agreement, Employee represents and warrants that Employee will have returned to Company, on or before the Separation Date, all Company property, data and information belonging to Company and agrees that Employee will not use or disclose to others any confidential or proprietary

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information of Company or the Employee Released Parties. In addition, Employee agrees to keep the terms of this Separation Agreement confidential, including the reasons for separation, between Employee and Company, except that Employee may disclose to attorney or accountant, if any, as needed and subject to confidentiality, but in no event will Employee discuss this Separation Agreement or its terms with any current or prospective employee of Company.
7.
Continuing Obligations. Employee agrees to comply with the continuing obligations in the surviving provisions of Company’s Confidential Information Agreement that Employee signed in connection with Employee’s employment with Company.
8.
Enforcement. In the event of a material breach by either Party of the terms of this Separation Agreement, any dispute arising therefrom shall be adjudicated by binding arbitration before a single neutral arbitrator in San Diego County, California. Any such arbitration shall be held before the American Arbitration Association and the Parties will jointly attempt to select a single neutral arbitrator. The AAA Rules for Commercial Disputes shall govern and if the Parties are unable to reach agreement on the selection of a single neutral arbitrator, the procedure for selection of the arbitrator set forth in the AAA Rules shall control. Nothing herein shall limit either Party’s right to seek injunctive relief in the state or federal courts located in San Diego County, California. The costs of any arbitration hereunder shall be paid in accordance with the arbitration provisions contained in Employee’s Offer Letter. Employee shall be entitled in any arbitration necessary to recover payments required under this Separation Agreement to recover legal fees. In all other respects, the parties shall each be responsible for payment of their own attorney’s fees in arbitration.
9.
No Other Severance. Employee acknowledges and agrees that the Severance provided pursuant to this Separation Agreement is in lieu of any other severance benefits to which Employee may be eligible under any other agreement and/or severance plan or practice.
10.
No Admissions. By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
11.
Older Workers’ Benefit Protection Act. This Separation Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f) (“OWBPA”). Employee is advised to consult with an attorney before executing this Separation Agreement.
1.1
Acknowledgments/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Separation Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Separation Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this Separation Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) by signing this Separation Agreement,

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Employee acknowledges that Employee does so freely, knowingly, and voluntarily, and waives the 21 day consideration period.
1.1
Revocation/Effective Date. This Separation Agreement shall not become effective or enforceable until the eighth day after Employee signs this Separation Agreement. In other words, Employee may revoke Employee’s acceptance of this Separation Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by Christine Zedelmayer, Chief Operating Officer by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”).
1.2
Preserved Rights of Employee. This Separation Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Separation Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Separation Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.
12.
Severability. In the event any provision of this Separation Agreement shall be found unenforceable or unconscionable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.
13.
Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.
14.
Applicable Law/Jurisdiction. The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California. The Parties both acknowledge and agree that they are subject to the personal jurisdiction of the state and federal courts located within San Diego County, California.
15.
Successors and Assigns. This Separation Agreement is binding on Employee’s heirs, family members, executors, agents and assigns.
16.
Counterparts. This Separation Agreement may be signed in counterparts, and each shall be treated as though signed as one document. This Separation Agreement shall not be binding upon the Parties until signed by both Parties hereto.
17.
Recitals. The Recitals are hereby incorporated into and made part of this Separation Agreement.
18.
Entire Agreement; Modification. This Separation Agreement, including the surviving provisions of the Company’s Confidential Information Agreement previously executed by Employee and herein incorporated by reference, is intended to be the entire agreement between

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the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Separation Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS SEPARATION AGREEMENT HAVE READ THE FOREGOING SEPARATION AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS SEPARATION AGREEMENT ON THE DATES SHOWN BELOW.

Dated: February 13, 2022 By: /s/ Dolca Thomas

Dolca Thomas

EQUILLIUM, INC.

Dated: February 13, 2022 By: /s/ Bruce Steel Bruce Steel, CEO

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ADDENDUM TO SEPARATION AGREEMENT DATED FEBRUARY 13, 2022

As of the date written below, the undersigned hereby reaffirms and ratifies the general release provisions contained in the February 13, 2022 Separation Agreement between herself (“Employee”) and Equillium, Inc. (“the Company”), as follows:

1. Employee has received and will receive certain separation benefits pursuant to the February 13, 2022 Separation Agreement, which constitute good and sufficient consideration for the general release provided by Employee in the Separation Agreement and the general release provided by Employee herein.

2. Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, including but not limited to Equillium AUS Pty Ltd. and with respect to each entity, all of its past and present employees, officers, directors, shareholders, agents, successors and assigns (collectively, “Employee Released Parties”) from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including but not limited to Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any local, state, or federal tort, contract, whistleblower, discrimination, harassment, retaliation, common law, constitutional or other statutory claims, including but not limited to alleged violations of the California Labor Code, California Industrial Welfare Commission wage orders, California Business and Professions Code, California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Genetic Information Nondiscrimination Act, and the Age Discrimination in Employment Act of 1967, as amended, any claims for wrongful termination and/or violation of public policy, any claims for breach of fiduciary duty, any claims for violation of Company and/or the Released Parties’ bylaws, policies, procedures or other governing documents, and any and all claims for attorneys’ fees, costs and expenses. This release shall not affect or modify Employee’s rights to indemnification from the Company, if any, that may arise under her Offer Letter or statutory or common law as to any acts or omissions of Employee, during her employment and within the course and scope of that employment.

3. Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Addendum to Separation Agreement and agrees, nonetheless, that this Addendum to Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

4. Employee declares and represents that Employee intends this Addendum to Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and

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complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Employee Released Parties, to the fullest extent permitted by law.

5. This Addendum to Separation Agreement and the General Release contained herein is not intended to bar any claims that, by law, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, statutory indemnity, and any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, if applicable. This Addendum to Separation Agreement and the General Release contained herein does not prevent Employee from contacting, providing information to, or filing a charge with any federal, state or local government agency or commission, including but not limited to the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or the National Labor Relations Board (“NLRB”). Employee is prevented, however, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the claims Employee has released in this Paragraph 2 and its subparts with regard to any charge or claim Employee may file or which may be filed or otherwise brought on Employee’s behalf. Nothing in this Addendum to Separation Agreement is intended to or shall be interpreted to restrict or otherwise interfere with: (i) Employee’s obligation to testify truthfully in any forum; or (ii) Employee’s right and/or obligation to contact, cooperate with, provide information to, or participate in any investigation conducted by, any government agency or commission (including but not limited to the EEOC, SEC or NLRB).

Executed this 21st day of February 2022 at San Francisco, California.

_/s/ Dolca Thomas______________

Dolca Thomas

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